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                                                                    Exhibit 4(a)
                            [Form of Fixed Rate Note]

REGISTERED                                                  REGISTERED
No. FXR-                                                    [PRINCIPAL AMOUNT]

                                                            CUSIP:


                  Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.*


                            THE B.F.GOODRICH COMPANY
                           MEDIUM-TERM NOTE, SERIES A
                                  (Fixed Rate)

ORIGINAL ISSUE                 INITIAL                   APPLICABILITY OF
DATE:                          REDEMPTION                MODIFIED PAYMENT
                               PERCENTAGE:               UPON
MATURITY DATE:                                           ACCELERATION:If
                               INTEREST PAYMENT          yes, state Issue
INTEREST RATE:                 PERIOD:                   Price:

INTEREST PAYMENT               APPLICABILITY OF          APPLICABILITY OF
DATE(S):                       ANNUAL                    ANNUAL REDEMPTION
                               REDEMPTION                PERCENTAGE
OPTIONAL                       PERCENTAGE                INCREASE:
REPAYMENT                      REDUCTION:
DATE(S):
                               If yes, state             If yes, state each
INTEREST ACCRUAL               Annual                    redemption date
DATE:                          Percentage                and redemption
                               Reduction:                price:
INITIAL
REDEMPTION DATE:


                  The B.F.Goodrich Company, a New York corporation (together with its successors and assigns, the "Company"), for value received, hereby promises to pay to ______________________, or registered assignee, the principal sum of ____________________ on the Maturity Date specified above (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest thereon at the Interest Rate per annum specified above from the Original Issue Date specified above until the principal hereof is paid or duly made available for payment (except as provided below), in arrears monthly, quarterly, semiannually, or

- --------------

*  Applies only if this Note is a Registered Global Security.


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annually as specified above as the Interest Payment Period on each Interest
Payment Date (as specified above), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date (or any redemption or repayment date); provided, however, that if the Original Issue Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Original Issue Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date.

                  Payment of the principal of this Note, any premium and the interest due at the Maturity Date (or any redemption or repayment date) will be made in immediately available funds upon surrender of this Note at the office or agency of the Trustee or such other paying agent as the Company may determine maintained for that purpose (a "Paying Agent"), or at the office or agency of such other Paying Agent as the Company may determine.

                  Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Original Issue Date, until the principal hereof has been paid or duly made available for payment (except as provided below). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 days prior to an Interest Payment Date (whether or not a Business Day) (each such date a "Record Date"); provided, however, that interest payable on the Maturity Date (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable.

                  Payment of the principal of and premium, if any, and interest on this Note will be made in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee, as defined on the reverse hereof, by manual signature, this Note shall not be entitled to any



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
benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under a facsimile of its corporate seal.

DATED:                                       THE B.F.GOODRICH COMPANY


[SEAL]                                       By:
                                                -----------------------------
                                                Title:


Attest:

By:
   -------------------------------
   Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities issued under the within-mentioned Indenture.

HARRIS TRUST AND SAVINGS BANK, as Trustee



By:
   -------------------------------
           Authorized Officer



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
                            [FORM OF REVERSE OF NOTE]

                            THE B.F.GOODRICH COMPANY
                           MEDIUM-TERM NOTE, SERIES A


                  This Note is one of a duly authorized issue of Medium-Term Notes, Series A, having maturities of more than nine months from the date of issue (the "Notes") of the Company, limited in aggregate principal amount to _________. The Notes are issuable under an indenture, dated as of May 1, 1991 between the Company and Harris Trust and Savings Bank (the "Trustee"), as the same may be amended and supplemented from time to time (as so amended and supplemented, referred to herein as the "Indenture"), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Indenture. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

                  This Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

                  Unless otherwise indicated on the face of this Note, this Note may not be redeemed prior to the Maturity Date. If the face of this Note indicates that this Note is subject to (i) "Annual Redemption Percentage Reduction" or (ii) "Annual Redemption Percentage Increase", then this Note may be redeemed in whole or in part at the option of the Company on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption (except as provided below). If this Note is subject to "Annual Redemption Percentage Reduction", the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date specified above by the Annual Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof. If this Note is subject to "Annual Redemption Percentage Increase", the redemption prices of this Note from time to time shall be as set forth on the face hereof. Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register



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
not less than 30 days nor more than 60 days prior to the date of redemption, subject to all the conditions and provisions of the Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the presentation and cancellation hereof.

                  Unless otherwise indicated on the face of this Note, this Note shall not be subject to repayment at the option of the holder prior to the Maturity Date. If so indicated on the face of this Note, this Note may be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest hereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the holder hereof, the Company must receive at the corporate trust office of the Trustee, at least 30 days but not more than 60 days prior to the repayment, (i) this Note with the form entitled "Option to Elect Repayment" on the reverse hereof duly completed or
(ii) a telegram, facsimile transmission or a letter from a member of a national securities exchange or a member of the National Association of Securities Dealers, Inc. (the "NASD") or a commercial bank or trust company in the United States which must set forth the name of the holder of this Note, the principal amount of this Note, the principal amount of this Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note to be repaid, together with the duly completed form entitled "Option to Elect Repayment" on the reverse hereof, will be received by the Trustee not later than the fifth Business Day after the date of such telegram, facsimile transmission or letter; provided, that such telegram, facsimile transmission or a letter from a member of a national securities exchange or a member of the NASD or a commercial bank or trust company in the United States shall only be effective if in such case, this Note and form duly completed are received by the Company by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon cancellation hereof.

                  Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the



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Maturity Date (or earlier redemption or repayment date), as the case may be.
Interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

                  In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

                  This Note is unsecured and ranks PARI PASSU with all other unsecured and unsubordinated indebtedness of the Company.

                  This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, in denominations of $100,000 or any integral multiple of $1,000 in excess thereof.

                  In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

                  If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration," then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the sum of the Issue Price specified on the face hereof plus the Amortized Amount, (ii) for the purpose of any vote of securityholders taken pursuant to the Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of securityholders taken pursuant to the Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the


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
holders of the Securities of any series under the Indenture at any time by the Company with the consent of the holders of a majority in aggregate principal amount of the Outstanding Securities of each series to be affected (all such holders voting as a single class). The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Outstanding Securities of any series on behalf of the holders of all Securities of such series, by written consent to waive compliance by the Company with certain provisions of the Indenture with respect to such series and certain past defaults under the Indenture with respect to such series and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any
Note issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

                  In the event of the merger or consolidation of the obligor on this Note into, or of the sale or transfer of all or substantially all its assets to, a successor corporation, such successor corporation shall be fully substituted for the predecessor corporation as obligor hereon; and in the event of any such sale or transfer, such predecessor corporation shall be discharged from all liability on this Note, and may be dissolved and liquidated, all as more fully set forth in the Indenture.

                  As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable by the holder hereof on the Note Register of the Company, upon surrender of this Note for registration of transfer at any office or agency maintained by the Company for such purpose as provided in Section 1102 of the Indenture, duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed, by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the



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
Person in whose name this Note is registered as the absolute owner hereof for the purpose of receiving payment hereof, or on account hereof and, subject to the provisions on the face hereof, interest hereon and for all other purposes whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

                  As used herein:

                  (a) the term "Amortized Amount" is equal to the original issue discount amortized from the Original Issue Date to the date of redemption or declaration, as the case may be, which amortization shall be calculated using the "constant yield method" (computed in accordance with the rules under the Internal Revenue Code of 1986, as amended, and the regulations thereunder, in effect on the date of redemption or declaration, as the case may be);

                  (b) the term "Business Day" means a day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law to close in the City of New York;

                  (c) the term "United States" means the United States of America (including the States and the District of Columbia), its territories and its possessions; and

                  (d) all other terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.


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
                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

                  TEN COM-as tenants in common
                  TEN ENT-as tenants by the entireties
                  JT TEN-as Joint tenants with right of survivorship and not as tenants in common

                  UNIF GIFT MIN ACT-..........Custodian............
                                     (Cust)              (Minor)

                  Under Uniform Gifts to Minors Act................
                                                        (State)

                  Additional abbreviations may also be used though not in the above list.
                              ---------------------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE]

- ---------------------------------------------!
                                             !
- ---------------------------------------------!

- ---------------------------------------------------------
[PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE, OR
ASSIGNEE]

- --------------------------------------------------------------------------------
the within Note and all rights thereunder, hereby

- --------------------------------------------------------------------------------
irrevocably constituting and appointing such person attorney

- --------------------------------------------------------------------------------
to transfer such Note on the books of the Company, with

- --------------------------------------------------------------------------------
full power of substitution in the premises.

Dated:
      --------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.


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
                            OPTION TO ELECT REPAYMENT


The undersigned hereby irrevocably request(s) the Company to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned, at


- --------------------------------------------------------------------------------
(Please print or typewrite name and address of the undersigned)

If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof (which shall be increments of $1,000) which the holder elects to have repaid:_________________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):

- ----------------------------                                            .
Dated:
      ----------------------                         --------------------------
                                                     NOTICE: The signature on
                                                     this Option to Elect
                                                     Repayment must correspond
                                                     with the name as written
                                                     upon the face of the within
                                                     instrument in every
                                                     particular without
                                                     alteration or enlargement.





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